UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 7, 2018 (February 6, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 6, 2018, Internap Corporation (the “Company”), the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent (the “Administrative Agent”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”) that amended the Credit Agreement dated as of April 6, 2017 among the Company, the Lenders party thereto and the Administrative Agent, as previously amended by the First Amendment to Credit Agreement dated as of June 28, 2017 (as so amended, the “Credit Agreement”).

The Second Amendment, among other things, amends the Credit Agreement (i) to permit the Company to incur incremental term loans under the Credit Agreement of up to $135 million to finance the Company’s pending acquisition of SingleHop LLC (the “SingleHop Acquisition”) and to pay related fees, costs and expenses and (ii) to revise the maximum total net leverage ratio and minimum consolidated interest coverage ratio covenants (the “Financial Covenant Amendments”).  The Financial Covenant Amendments become effective upon the consummation of the SingleHop Acquisition, while the other provisions of the Second Amendment became effective upon the execution and delivery of the Second Amendment.  The changes to the covenant levels are reflective of the increase in debt and allows the Company to maintain strategic and operating flexibility as the two businesses are integrated.

The Company paid a fee of approximately $0.8 million to the lenders who are parties to the Second Amendment.  The foregoing description of the Second Amendment is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Second Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders under the Credit Agreement and with affiliates of such lenders.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement entered into as of February 6, 2018 among Internap Corporation, each of the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: February 7, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel